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

                                                                      EXHIBIT 11

                         American Greetings Corporation
                         ------------------------------

                       Computation of Earnings Per Share
                       ---------------------------------

                                                      (Unaudited)
                                              Nine Months Ended November 30,
                                              ------------------------------

                                              1994                   1993
                                            --------               ---------
Average number of
 common shares outstanding                 74,294,081             73,670,209
                                           ==========             ==========

Net income (thousands)                     $  105,468             $   74,230
                                           ==========             ==========

Primary earnings per share                 $     1.42             $     1.01
                                           ==========             ==========
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              Computation of Fully-Diluted Earnings Per Share  (a)
              ----------------------------------------------------

                                                      (Unaudited)
                                              Nine Months Ended November 30,
                                              ------------------------------

                                              1994                   1993
                                            --------               ---------
 Average number of common
 shares outstanding
 on a fully diluted
 basis assuming exercise of
 stock options based on
 the treasury stock method
 using the average market price
 which was higher than the
 ending market price                       75,362,206             74,988,675
                                           ==========             ==========

Net income (thousands)                     $  105,468            $    74,230
                                           ==========            ===========

Fully-diluted earnings
 per share                                 $     1.40            $       .99
                                           ===========           ===========
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(a)  This calculation is submitted in accordance with the Securities Exchange
Act of 1934, although not required by Accounting Principles Board Opinion No.
15, since less than a 3% dilution results.